Exhibit 99.1

ALTEVA REPORTS FIRST QUARTER FINANCIAL RESULTS, ANNOUNCES SPECIAL CASH DIVIDEND, TERMINATES STOCK REPURCHASE PROGRAM, AND SETS ANNUAL MEETING

PHILADELPHIA, PA — May 15, 2015 — Alteva, Inc. (“Alteva” or the “Company”) (NYSE MKT: ALTV), a premier provider of hosted Unified-Communications-as-a-Service (“UCaaS”), today announced selected financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Results Highlights

•                  For the first quarter of 2015, the Company achieved Adjusted EBITDA* of $1.2 million, as compared to $(0.8) million for the same period in 2014;

•                  The Company reduced its operating loss for the first quarter of 2015 to $(1.7) million, as compared to $(2.2) million for the same period in 2014;

•                  The Company recorded a $1.5 million gain from the buy-out of the lease for the corporate headquarters during the first quarter of 2015;

•                  The Company had a net loss for the first quarters of 2015 and 2014 of $(0.2) million;

•                  For the first quarter of 2015, UC revenues increased by 6% to $4.5 million from $4.2 million for the first quarter of 2014;

•                  At the end of the first quarter of 2015, there were over 52,000 users on Alteva’s hosted platform, which represents an increase of 18% of the installed base compared to the end of first quarter 2014;

•                  As of March 31, 2015, the Company had approximately 2,700 new users, or 5% of the installed base, sold and scheduled for implementation; and

•                  Gross profit margin remained at 59% in the first quarters of 2015 and 2014, respectively.

First Quarter 2015 Results

Revenues increased to $7.8 million in the first quarter of 2015 as compared to $7.5 million for the first quarter of 2014.

UC revenues were $4.5 million in the first quarter of 2015, an increase of 6% from $4.2 million for the same period in 2014. As a percentage of consolidated revenue, the UC segment contributed approximately 58% of revenues in the first quarter of 2015, as compared with 56% for the same period in 2014. The increase in UC revenues was attributable to the addition of new clients and the increase in services to existing clients. Approximately 91% of first quarter 2015 UC revenues and 86% of the first quarter 2014 revenues were from licenses and services which are expected to be recurring in nature, with the balance of revenues derived from equipment sales that were primarily related to new customer implementations.

Telephone revenues were $3.3 million in the first quarters of 2015 and 2014. The Telephone segment contributed approximately 42% of revenues in the first quarter 2015, as compared with 44% for the same period of 2014. Telephone revenues were flat year-over-year as a result of continued access line losses being offset by higher revenue from pooling arrangements, an increase in access line rates, and modest growth in broadband Internet services revenues.

Gross profit increased by 3% to $4.6 million in the first quarter of 2015, from $4.5 million for the same period in 2014. Gross profit as a percentage of revenues was 59% in the first quarters of 2015 and 2014.

Selling, general and administrative expenses in the first quarter of 2015 were $5.1 million, as compared with $5.7 million for the same period in 2014. The decrease was due to the expense management initiatives implemented throughout 2014 and the impact from deferred rent amortization associated with the buy-out of the lease for the corporate headquarters.

Other income for the first quarter of 2015 included a gain of $1.5 million from the buy-out of the lease for the corporate headquarters. Other income for the first quarter of 2014 included $2.0 million from the Company’s former equity investment in the O-P partnership, which was sold in April 2014.

For the first quarter of 2015, the Company had income tax expense of $18,000, or 10% of loss before income taxes, as compared to an income tax benefit of $58,000, or 19% of loss before income taxes, for the first quarter of 2014. The estimated effective tax rate for each period includes projections of tax expense on the expected change in our valuation allowance for deferred tax assets. The estimated effective tax rate differed from the U.S. statutory rate primarily due to the expected increase in the valuation allowance, which resulted in an overall tax expense recorded for the period ended March 31, 2015.

For the first quarters of 2015 and 2014, the Company’s net loss was $(0.2) million.

Basic and diluted net loss per share was $(0.03) for the first quarter of 2015, as compared with basic and diluted net loss per share of $(0.04) in the same period of 2014.

Special Cash Dividend

Alteva also announced today that its board of directors (“Alteva Board”) has authorized and declared a special cash dividend of $2.60 on each outstanding common share.

The record date for the special cash dividend is the close of business on June 19, 2015, and the payment date for the special cash dividend is June 30, 2015. At $2.60 per share, the special cash dividend represents approximately 36.0% of Alteva’s closing stock price on May 14, 2015.

Pursuant to NYSE MKT policy, when a dividend is declared in a per share amount that exceeds 20% of a company’s stock price, the date on which that company’s shares will begin to trade without the dividend, or ex-dividend, is the first business day following the payable date. Alteva expects, in accordance with this policy, that the ex-dividend date as set by NYSE MKT will be July 1, 2015, the first business day following the payable date for the special cash dividend. If so, shareholders of record on the record date who sell their shares prior to the ex-dividend date will be required by the exchange to give the purchaser a due bill, covering the amount of the dividend, to be redeemed on the date fixed by the exchange.

The special cash dividend will be taxable to shareholders as a qualified dividend for U.S. Federal income tax purposes. The U.S. federal income tax treatment of holding Alteva’s common stock to any particular shareholder will depend on the shareholder’s particular tax circumstances. Alteva’s shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to them, in light of their particular investment or tax circumstances, of acquiring, holding and disposing of Alteva’s common stock.

Stock Repurchase Program

Alteva also announced that the stock repurchase program that was authorized in August 2014 was terminated by the Alteva Board in connection with approving the special cash dividend.

2015 Annual Meeting

Alteva also announced today that the 2015 Annual Meeting of Shareholders is expected to be held on September 17, 2015. The Board of Directors has fixed the close of business on August 11, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof. The proposals, location and other details of the 2015 Annual Meeting will be provided to shareholders in a proxy statement in advance of the meeting.

Conference Call

The Company will conduct a conference call to discuss first quarter results on Tuesday, May 19, 2015 at 10:00 a.m. eastern. Investors and other interested parties can listen to the call by dialing the participant number of 412-317-6789 or 877-317-6789 (toll free), no access code required. A simultaneous webcast of the conference call can be accessed through Alteva’s website at www.alteva.com in the Investors section.

A replay of this conference call will also be available by dialing 412-317-0088 or 877-344-7529 (toll free), access code: 10066222, at approximately 12:00 p.m. eastern on May 19, 2015 through 9:00 a.m. eastern June 20, 2015, and via the Company’s website at www.alteva.com.

About Alteva

Alteva (NYSE MKT: ALTV) is a premier provider of Unified Communications and Collaboration solutions for business. Alteva’s Unified-Communications-as-a-Service (UCaaS) solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce. Alteva is committed to delivering meaningful value to our customers through a consistent, high quality and unified user experience across multiple devices, platforms and operating systems. These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally. To learn more about Alteva, please visit www.alteva.com. You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

*Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization adjusted to exclude non-cash stock-based compensation, severance related expense, income from equity method investment, and restructuring costs and other special charges. A reconciliation of adjusted EBITDA to net income (loss) can be found at the end of the following tables. Adjusted EBITDA is commonly used by management and investors as an indicator of operating performance and liquidity. Adjusted EBITDA is not considered a measure of financial performance under GAAP and it should not be considered as an alternative to net income (loss), or other financial statement data presented in accordance with GAAP in our consolidated financial statements.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, or strategies regarding the future. Such statements include, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “will” and words of similar import. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

(tables follow)

ALTEVA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

Operating revenues:
Unified Communications	$4,461	$4,211
Telephone	3,293	3,313

Total operating revenues	7,754	7,524

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization expense)	3,143	3,052
Selling, general and administration expenses	5,055	5,698
Depreciation and amortization	1,242	903
Restructuring costs and other special charges	—	100

Total operating expenses	9,440	9,753

Operating loss	(1,686)	(2,229)

Other income:
Interest income (expense), net	9	(139)
Income from investment	—	2,040
Other income, net	1,501	21

Total other income, net	1,510	1,922

Loss before income taxes	(176)	(307)

Income tax expense (benefit)	18	(58)

Net loss	(194)	(249)

Preferred dividends	6	6

Net loss applicable to common stock	$(200)	$(255)

Basic loss per common share	$(0.03)	$(0.04)

Diluted loss per common share	$(0.03)	$(0.04)

Weighted average shares of common stock used to calculate loss per common share:
Basic	5,829	6,161
Diluted	5,829	6,161

Please see accompanying notes, which are an integral part of the condensed consolidated financial statements.

ALTEVA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$22,791	$24,047
Trade accounts receivable - net of allowance for uncollectibles - $404 and $402 at March 31, 2015 and December 31, 2014, respectively	2,855	2,737
Other accounts receivable	2,038	488
Materials and supplies	188	167
Prepaid expenses	654	349
Prepaid income taxes	262	311
Deferred income taxes	28	43
Total current assets	28,816	28,142

Property, plant and equipment, net	11,587	12,384
Intangibles, net	4,808	5,020
Seat licenses, net	1,510	1,543
Goodwill	9,006	9,006
Other assets	1,060	1,023
Total assets	$56,787	$57,118

Liabilities and Shareholders’ Equity

Current liabilities
Short-term debt	$346	$325
Accounts payable	1,152	1,216
Advance billing and payments	284	274
Accrued taxes	886	1,056
Pension and post retirement benefit obligations	276	276
Accrued wages	731	1,036
Other accrued expenses	3,049	2,885
Total current liabilities	6,724	7,068

Long-term debt	333	295
Deferred income taxes	767	766
Pension and postretirement benefit obligations	8,758	8,833
Total liabilities	16,582	16,962

Shareholders’ equity
Preferred shares - $100 par value, authorized and issued shares of 5; $0.01 par value, authorized and unissued shares of 10,000	500	500
Common stock - $0.01 par value, authorized shares of 10,000; issued shares of 6,877 and 6,826 at March 31, 2015 and December 31, 2014, respectively	69	69
Treasury stock - at cost, 902 and 885 common shares at March 31, 2015 and December 31, 2014, respectively	(8,229)	(8,077)
Additional paid in capital	14,206	14,047
Accumulated other comprehensive loss	(3,755)	(3,997)
Retained earnings	37,414	37,614
Total shareholders’ equity	40,205	40,156
Total liabilities and shareholders’ equity	$56,787	$57,118

Please see accompanying notes, which are an integral part of the condensed consolidated financial statements.

ALTEVA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOW FROM OPERATING ACTIVITIES

Net loss	$(194)	$(249)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,242	903
Stock based compensation expense	159	306
Deferred income taxes	16	62
Non cash gain on lease termination	(1,500)	—
Undistributed earnings from equity investment	—	(2,040)
Other non-cash operating activities	(2)	51
Changes in assets and liabilities:
Trade accounts receivable	(118)	(290)
Prepaid expenses and other assets	(363)	(473)
Accounts payable and accrued expenses	(118)	555
Accrued taxes	(170)	(489)
Pension and postretirement benefit obligations	167	70

Net cash used in operating activities	(881)	(1,594)

CASH FLOW FROM INVESTING ACTIVITIES
Capital expenditures	(89)	(48)
Proceeds from sale of assets	—	33
Net cash used in investing activities	(89)	(15)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from debt	—	1,300
Repayment of debt and capital leases	(128)	(664)
Purchase of treasury stock	(152)	(398)
Dividends (Preferred)	(6)	(6)

Net cash (used in) provided by financing activities	(286)	232

Net change in cash and cash equivalents	(1,256)	(1,377)

Cash and cash equivalents at beginning of period	24,047	1,636

Cash and cash equivalents at end of period	$22,791	$259

Supplemental disclosure of non-cash investing activities:
Acquisition of equipment and seat licenses under capital leases	$188	$242
Seat licenses acquired but not paid	$111	$114

ALTEVA

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

AS IT IS PRESENTED ON THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Net income (loss)	$(194)	$(249)
Depreciation and amortization	1,242	903
Stock-based compensation	159	306
Severance related charges	—	70
Restructuring costs and other special charges	—	100
Interest (income) expense, net	(9)	139
Income from investment	—	(2,040)
Income tax expense (benefit)	18	(58)
Adjusted EBITDA	$1,216	$(829)

Contact:

Alteva

shareholderrelations@alteva.com